Exhibit 99
Piper Sandler Companies Reports Third Quarter 2024 Results;
Declares Quarterly Dividend of $0.65 Per Share
MINNEAPOLIS—October 25, 2024—Piper Sandler Companies (NYSE: PIPR), a leading investment bank, today announced its results for the third quarter of 2024.
"Results for the third quarter continue to demonstrate the benefits of our broad product and sector diversification with strong absolute and relative performance across many of our businesses," said Chad Abraham, chairman and chief executive officer. "We are pleased with our momentum and year-over-year growth, and are well-positioned to finish the year strong."

	Third Quarter 2024 Results
	U.S. GAAP			Adjusted (1)
(Dollars in millions, except per share data)	Q3	vs.	vs.	Q3	vs.	vs.
	2024	Q2-24	Q3-23	2024	Q2-24	Q3-23
Net revenues	$360	6%	24%	$352	-1%	15%
Pre-tax margin	15.5%	7.2pp	16.7pp	18.4%	1.1pp	3.1pp
Net income attributable to Piper Sandler Companies	$35	—%	797%	$46	2%	47%
Earnings per diluted common share	$1.96	-1%	791%	$2.57	2%	46%
(1)A non-U.S. GAAP ("non-GAAP") measure. Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
Financial & Business Highlights
•Net revenues of $360 million for the third quarter of 2024 and adjusted net revenues of $352 million both increased compared to the prior year quarter.
◦Advisory services revenues of $188 million increased 22% compared to the third quarter of 2023, driven by more completed transactions and strong, broad-based contributions across industry teams with six of our seven groups delivering year-over-year growth.
◦Municipal financing activity was robust across our specialty sector and governmental businesses, generating revenues of $36 million, up 78% over the prior year quarter and our best quarter since 2021.
◦Fixed income services revenues of $48 million were up 20% over the year-ago quarter, driven by increased activity among our bank clients following the Federal Reserve's action to reduce short-term interest rates.
Strategic Updates
•On August 23, 2024, we completed the acquisition of Aviditi Advisors, which provides full lifecycle services to financial sponsors, global alternative investment managers and limited partner investors.
◦Added 41 professionals, including 11 managing directors, operating as Piper Sandler's private capital advisory group across offices in New York City, Dallas, London and Munich.
Talent
•Hired one managing director to our chemicals investment banking group to bolster our financial sponsors coverage.
•Added one managing director to head activism defense and shareholder engagement within investment banking.
•Expanded our public finance team with the addition of two managing directors to lead our Missouri business with a focus on school districts and other governmental issuers.
•Strengthened our investment banking financial sponsors group with the addition of one managing director.
Capital
•Declared a quarterly cash dividend of $0.65 per share of common stock on October 25, 2024 to be paid on December 13, 2024 to shareholders of record as of November 22, 2024.
•Returned an aggregate of $121 million to shareholders on a year-to-date basis through share repurchases and dividends.

U.S. GAAP Selected Financial Data
The following summarizes our results on a U.S. GAAP basis.

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	Change vs.		Sept. 30,	Sept. 30,
	2024	2024	2023	Q2-24	Q3-23	2024	2023	Change
Revenues
Investment banking:
Advisory services	$188,047	$183,908	$154,560	2%	22%	$529,144	$424,999	25%
Corporate financing	17,903	50,641	37,171	-65%	-52%	121,125	100,899	20%
Municipal financing	35,520	25,233	19,935	41%	78%	81,506	54,139	51%
Total investment banking	241,470	259,782	211,666	-7%	14%	731,775	580,037	26%

Institutional brokerage:
Equity brokerage	52,480	52,075	50,243	1%	4%	154,043	154,509	—%
Fixed income services	48,454	39,662	40,250	22%	20%	130,070	120,135	8%
Total institutional brokerage	100,934	91,737	90,493	10%	12%	284,113	274,644	3%

Interest income	7,831	6,676	6,980	17%	12%	22,813	19,421	17%
Investment income/(loss)	10,693	(17,351)	(17,108)	N/M	N/M	7,510	9,804	-23%
Total revenues	360,928	340,844	292,031	6%	24%	1,046,211	883,906	18%
Interest expense	1,356	1,665	2,546	-19%	-47%	4,404	7,790	-43%
Net revenues	359,572	339,179	289,485	6%	24%	1,041,807	876,116	19%

Non-interest expenses
Compensation and benefits	231,014	234,709	207,282	-2%	11%	688,169	595,880	15%
Non-compensation expenses	72,943	76,224	85,653	-4%	-15%	217,355	243,496	-11%
Total non-interest expenses	303,957	310,933	292,935	-2%	4%	905,524	839,376	8%

Income/(loss) before income tax expense	55,615	28,246	(3,450)	97%	N/M	136,283	36,740	271%
Income tax expense	15,225	13,276	10,227	15%	49%	31,345	2,340	N/M
Net income/(loss)	$40,390	$14,970	$(13,677)	170%	N/M	$104,938	$34,400	205%

Net income attributable to Piper Sandler Companies	$34,789	$34,773	$3,878	—%	797%	$112,055	$33,466	235%

Earnings per diluted common share	$1.96	$1.97	$0.22	-1%	791%	$6.35	$1.95	226%

Ratios and margin
Compensation ratio	64.2%	69.2%	71.6%			66.1%	68.0%
Non-compensation ratio	20.3%	22.5%	29.6%			20.9%	27.8%
Pre-tax margin	15.5%	8.3%	-1.2%			13.1%	4.2%
Effective tax rate	27.4%	47.0%	-296.4%			23.0%	6.4%
N/M — Not meaningful

The following table summarizes additional business metrics for the periods presented.

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Change vs.		Sept. 30,	Sept. 30,
	2024	2024	2023	Q2-24	Q3-23	2024	2023	Change
Advisory services
Completed M&A and restructuring transactions	57	52	44	10%	30%	157	151	4%
Completed capital advisory transactions	14	16	7	-13%	100%	39	30	30%
Total completed advisory transactions	71	68	51	4%	39%	196	181	8%

Corporate financings
Total equity transactions priced	11	20	17	-45%	-35%	56	59	-5%
Book run equity transactions priced	8	17	16	-53%	-50%	45	52	-13%
Total debt and preferred transactions priced	6	11	4	-45%	50%	27	10	170%
Book run debt and preferred transactions priced	4	8	3	-50%	33%	18	5	260%

Municipal negotiated issues
Aggregate par value of issues priced (in billions)	$5.5	$3.2	$4.0	72%	38%	$12.7	$9.2	38%
Total issues priced	157	110	113	43%	39%	353	313	13%

Equity brokerage
Number of shares traded (in billions)	2.7	2.8	2.5	-4%	8%	8.2	8.0	2%
NET REVENUES
For the third quarter of 2024, net revenues of $359.6 million increased 6% compared to the second quarter of 2024 and 24% compared to the third quarter of 2023.
Investment banking revenues of $241.5 million for the third quarter of 2024 decreased 7% compared to the second quarter of 2024 and increased 14% compared to the third quarter of 2023.
•Advisory services revenues of $188.0 million for the third quarter of 2024 increased 2% compared to the second quarter of 2024 and 22% compared to the third quarter of 2023 driven primarily by more completed transactions. Sector performance was broad based during the current quarter, led by our healthcare franchise with balanced contributions from our financial services, services & industrials, energy & power and consumer teams. In addition, our debt advisory product team continues to generate strong results.
•Corporate financing revenues of $17.9 million for the third quarter of 2024 decreased 65% compared to the second quarter of 2024 and 52% compared to the third quarter of 2023 driven by fewer completed deals and a lower average fee.
•Municipal financing revenues of $35.5 million for the third quarter of 2024 increased 41% compared to the second quarter of 2024 and 78% compared to the third quarter of 2023 driven by increased issuance activity across both our specialty sector and governmental businesses resulting from higher investor demand and lower rates.
Institutional brokerage revenues of $100.9 million for the third quarter of 2024 increased 10% compared to the second quarter of 2024 and 12% compared to the third quarter of 2023.
•Equity brokerage revenues of $52.5 million for the third quarter of 2024 were essentially flat compared to the second quarter of 2024 and increased 4% compared to the third quarter of 2023 due to increased client activity across our full suite of products.

•Fixed income services revenues of $48.5 million for the third quarter of 2024 increased 22% compared to the second quarter of 2024 and 20% compared to the third quarter of 2023 as the reduction in interest rates drove increased activity among our depository clients.
Investment income/(loss) for the third quarter of 2024 was income of $10.7 million compared to a loss of $17.4 million for the second quarter of 2024 and a loss of $17.1 million for the third quarter of 2023. For the current and prior periods, investment income/(loss), which includes amounts attributable to noncontrolling interests, primarily related to the alternative asset management funds we manage.
NON-INTEREST EXPENSES
For the third quarter of 2024, non-interest expenses of $304.0 million decreased 2% compared to the second quarter of 2024 and increased 4% compared to the third quarter of 2023.
•Compensation ratio of 64.2% for the third quarter of 2024 decreased compared to both the second quarter of 2024 and the third quarter of 2023 driven by increased net revenues.
•Non-compensation expenses of $72.9 million for the third quarter of 2024 decreased 4% compared to the second quarter of 2024 and 15% compared to the third quarter of 2023 primarily due to lower other operating expenses. Other operating expenses were higher during the third quarter of 2023 resulting from $16.4 million of expenses related to an estimated regulatory settlement with the SEC regarding recordkeeping requirements for business-related communications.
PRE-TAX INCOME/(LOSS)
For the third quarter of 2024, we recorded pre-tax income of $55.6 million compared to pre-tax income of $28.2 million for the second quarter of 2024 and a pre-tax loss of $3.5 million for the third quarter of 2023.
•Pre-tax margin of 15.5% for the third quarter of 2024 increased compared to 8.3% for the second quarter of 2024 and -1.2% for the third quarter of 2023, resulting from higher net revenues, a lower compensation ratio and lower non-compensation expenses.
EFFECTIVE TAX RATE
For the current and prior periods, the effective tax rate is impacted by the level of noncontrolling interests, the amount of non-deductible expenses, and restricted stock award vestings. For the third quarter of 2024, the effective tax rate was 27.4%. The effective tax rate of 47.0% for the second quarter of 2024 was higher due to the net loss attributable to noncontrolling interests. The negative effective tax rate for the third quarter of 2023 was impacted by the SEC regulatory settlement regarding recordkeeping requirements as well as the net loss attributable to noncontrolling interests.
NET INCOME & EARNINGS PER SHARE
For the third quarter of 2024, we generated net income of $34.8 million, or $1.96 per diluted common share, essentially flat compared to the second quarter of 2024. Results for the current quarter increased compared to the third quarter of 2023 due to increased net revenues and a higher pre-tax margin.

Non-GAAP Selected Financial Data
The following summarizes our results on an adjusted, non-GAAP basis.

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	Change vs.		Sept. 30,	Sept. 30,
	2024	2024	2023	Q2-24	Q3-23	2024	2023	Change
Adjusted revenues
Investment banking:
Advisory services	$188,047	$183,908	$154,560	2%	22%	$529,144	$424,999	25%
Corporate financing	17,903	50,641	37,171	-65%	-52%	121,125	100,899	20%
Municipal financing	35,520	25,233	19,935	41%	78%	81,506	54,139	51%
Total investment banking	241,470	259,782	211,666	-7%	14%	731,775	580,037	26%

Institutional brokerage:
Equity brokerage	52,480	52,075	50,243	1%	4%	154,043	154,509	—%
Fixed income services	48,454	39,662	40,250	22%	20%	130,070	120,135	8%
Total institutional brokerage	100,934	91,737	90,493	10%	12%	284,113	274,644	3%

Interest income	7,831	6,676	6,980	17%	12%	22,813	19,421	17%
Investment income/(loss)	2,965	180	(2,010)	N/M	N/M	8,162	1,617	405%
Adjusted total revenues	353,200	358,375	307,129	-1%	15%	1,046,863	875,719	20%
Interest expense	1,356	1,665	921	-19%	47%	4,404	2,915	51%
Adjusted net revenues	351,844	356,710	306,208	-1%	15%	1,042,459	872,804	19%

Adjusted operating expenses
Adjusted compensation and benefits	219,903	224,370	195,724	-2%	12%	654,971	555,832	18%
Adjusted non-compensation expenses	67,160	70,746	63,760	-5%	5%	205,167	203,096	1%
Adjusted total operating expenses	287,063	295,116	259,484	-3%	11%	860,138	758,928	13%

Adjusted operating income	$64,781	$61,594	$46,724	5%	39%	$182,321	$113,876	60%

Adjusted income tax expense	18,519	16,373	13,622	13%	36%	40,854	14,982	173%

Adjusted net income	$46,262	$45,221	$31,477	2%	47%	$141,467	$94,019	50%

Adjusted earnings per diluted common share	$2.57	$2.52	$1.76	2%	46%	$7.88	$5.24	50%

Adjusted ratios and margin
Adjusted compensation ratio	62.5%	62.9%	63.9%			62.8%	63.7%
Adjusted non-compensation ratio	19.1%	19.8%	20.8%			19.7%	23.3%
Adjusted operating margin	18.4%	17.3%	15.3%			17.5%	13.0%
Adjusted effective tax rate	28.6%	26.6%	30.2%			22.4%	13.7%
N/M — Not meaningful
Throughout this press release, including the table above, we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

See page 3 for a summary of additional business metrics.
ADJUSTED NET REVENUES
For the third quarter of 2024, adjusted net revenues of $351.8 million were essentially flat compared to the second quarter of 2024. Adjusted net revenues increased 15% compared to the third quarter of 2023 driven by higher revenues across most of our businesses, offset in part by a decline in corporate financing activity.
ADJUSTED OPERATING EXPENSES
For the third quarter of 2024, adjusted operating expenses of $287.1 million decreased 3% compared to the second quarter of 2024 and increased 11% compared to the third quarter of 2023.
•Adjusted compensation ratio of 62.5% for the third quarter of 2024 decreased compared to 62.9% for the second quarter of 2024. Adjusted compensation ratio for the current quarter decreased compared to 63.9% for the third quarter of 2023 driven by higher adjusted net revenues.
•Adjusted non-compensation expenses of $67.2 million for the third quarter of 2024 decreased 5% compared to the second quarter of 2024 primarily due to lower other operating expenses. Adjusted non-compensation expenses for the third quarter of 2024 increased 5% compared to the third quarter of 2023 due primarily to higher marketing and business development expenses from increased travel costs.
ADJUSTED OPERATING INCOME
For the third quarter of 2024, adjusted operating income of $64.8 million increased 5% compared to the second quarter of 2024 and 39% compared to the third quarter of 2023.
•Adjusted operating margin of 18.4% for the third quarter of 2024 increased compared to 17.3% for the second quarter of 2024 driven by a lower adjusted compensation ratio and lower adjusted non-compensation expenses. Adjusted operating margin for the current quarter increased compared to 15.3% for the third quarter of 2023 due to higher adjusted net revenues and a lower adjusted compensation ratio.
ADJUSTED EFFECTIVE TAX RATE
For the third quarter of 2024, our adjusted effective tax rate of 28.6% increased compared to 26.6% for the second quarter of 2024 as the sequential quarter benefited from lower non-deductible expenses. The adjusted effective tax rate for the current quarter decreased compared to 30.2% for the third quarter of 2023 due to lower non-deductible expenses in 2024.
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
For the third quarter of 2024, we generated adjusted net income of $46.3 million, or $2.57 of adjusted earnings per diluted common share. Results for the third quarter of 2024 increased compared to the second quarter of 2024 driven by a higher adjusted operating margin, offset in part by a higher adjusted effective tax rate. Results for the third quarter of 2024 increased compared to the third quarter of 2023 due to a higher adjusted operating margin and lower adjusted effective tax rate.
Capital
DIVIDENDS
On October 25, 2024, our Board of Directors declared a quarterly cash dividend on the company's common stock of $0.65 per share to be paid on December 13, 2024, to shareholders of record as of the close of business on November 22, 2024. During the third quarter of 2024, we paid a quarterly cash dividend of $0.65 per share of common stock, for an aggregate of $10.7 million. For the first nine months of 2024, we returned an aggregate of $61.1 million, or $2.85 per share of common stock, to shareholders through quarterly cash dividends and a special cash dividend, which was paid in the first quarter of 2024.

SHARE REPURCHASES
During the third quarter of 2024, we repurchased approximately 9,000 shares, or $2.4 million, of the company's common stock, at an average price of $268.01 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. For the first nine months of 2024, we repurchased approximately 325,000 shares, or $60.0 million, of the company's common stock, at an average price of $184.51 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations.
Additional Information

	Sept. 30,	June 30,	Sept. 30,
	2024	2024	2023
Human Capital
Full-time employees	1,813	1,768	1,761
Corporate investment banking managing directors	184	170	168

Shareholder Information (amounts in millions)
Common shareholders’ equity	$1,167.3	$1,126.3	$1,034.4

Shares outstanding:
Common shares outstanding	15.9	15.9	15.1
Restricted shares outstanding	1.9	1.9	2.7
Total shares outstanding	17.8	17.8	17.8
Management Conference Call
Chad Abraham, chairman and chief executive officer; Deb Schoneman, president; and Kate Clune, chief financial officer, will host a conference call to discuss the financial results on Friday, October 25, 2024, at 9 a.m. Eastern Time (8 a.m. Central Time). Participants can access the call by dialing 888 204-4368 (in the U.S.) or +1 773 305-6853 (outside the U.S.) and passcode number 2158059. Callers should dial in at least 15 minutes prior to the call time. The conference call will also be accessible as an audio webcast through the company's website at pipersandler.com/earnings. A replay of the conference call will be available beginning approximately three hours after the event through the same link.
About Piper Sandler
Piper Sandler Companies (NYSE: PIPR) is a leading investment bank driven to help clients Realize the Power of Partnership®. Securities brokerage and investment banking services are offered in the U.S. through Piper Sandler & Co., member SIPC and NYSE; in the U.K. through Piper Sandler Ltd., authorized and regulated by the U.K. Financial Conduct Authority; in the EU through Aviditi Capital Advisors Europe GmbH, authorized and regulated by BaFin as a tied agent of AHP Capital Management GmbH; and in Hong Kong through Piper Sandler Hong Kong Limited, authorized and regulated by the Securities and Futures Commission. Alternative asset management and fixed income advisory services are offered through separately registered advisory affiliates.
© 2024. Since 1895. Piper Sandler Companies. 800 Nicollet Mall, Minneapolis, Minnesota 55402-7036
Kate Clune
Tel: 212 466-7799
investorrelations@psc.com

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for future periods (e.g., the fourth quarter) for corporate advisory (i.e., M&A), capital markets, and public finance transactions (including our performance in specific sectors), current deal pipelines (or backlogs), economic, geopolitical, and market conditions (including the outlook for equity markets, investment banking transactions, CEO confidence, and the interest rate environment), the financial performance of recently completed transactions (i.e., our acquisition of Aviditi Advisors), areas of potential growth and market share gains for the company, our recruiting pipeline, the state of our equity and fixed income brokerage businesses, anticipated financial results for future periods (including expectations regarding revenue levels, non-compensation expenses, effective tax rate, compensation ratio, compensation and benefits expense, operating margins, return on equity, and earnings per share), our strategic priorities, the payment of our quarterly and special cash dividends to our shareholders, our share repurchase program, the expected benefits and integration of our recently completed acquisition of Aviditi Advisors, or other similar matters.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:
•the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;
•revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;
•the expected benefits of our recently completed acquisition of Aviditi Advisors may take longer than anticipated to achieve or may not be achieved in its entirety or at all, and will in part depend on our ability to retain and hire key personnel, and the costs or difficulties relating to the combination of the business may be greater than expected and may adversely affect our results of operations;
•market, geopolitical and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;
•interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and
•our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2023, and updated in our subsequent reports filed with the SEC (available at our Web site at www.pipersandler.com and at the SEC Web site at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.
###

Piper Sandler Companies
Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Nine Months Ended
(Amounts in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2024	2024	2023	2024	2023
Revenues
Investment banking	$241,470	$259,782	$211,666	$731,775	$580,037
Institutional brokerage	100,934	91,737	90,493	284,113	274,644
Interest income	7,831	6,676	6,980	22,813	19,421
Investment income/(loss)	10,693	(17,351)	(17,108)	7,510	9,804
Total revenues	360,928	340,844	292,031	1,046,211	883,906
Interest expense	1,356	1,665	2,546	4,404	7,790
Net revenues	359,572	339,179	289,485	1,041,807	876,116

Non-interest expenses
Compensation and benefits	231,014	234,709	207,282	688,169	595,880
Outside services	13,525	13,974	12,538	39,921	38,120
Occupancy and equipment	16,481	16,757	16,308	49,274	48,056
Communications	13,712	14,568	12,883	41,509	40,241
Marketing and business development	10,392	11,372	8,674	32,527	29,656
Deal-related expenses	6,050	5,943	6,653	18,380	20,172
Trade execution and clearance	5,153	4,515	4,864	14,534	14,632
Restructuring and integration costs	775	977	—	1,752	3,903
Intangible asset amortization	2,572	2,361	4,833	7,294	14,641
Other operating expenses	4,283	5,757	18,900	12,164	34,075
Total non-interest expenses	303,957	310,933	292,935	905,524	839,376

Income/(loss) before income tax expense	55,615	28,246	(3,450)	136,283	36,740
Income tax expense	15,225	13,276	10,227	31,345	2,340
Net income/(loss)	40,390	14,970	(13,677)	104,938	34,400
Net income/(loss) attributable to noncontrolling interests	5,601	(19,803)	(17,555)	(7,117)	934
Net income attributable to Piper Sandler Companies	$34,789	$34,773	$3,878	$112,055	$33,466

Earnings per common share
Basic	$2.19	$2.19	$0.26	$7.11	$2.25
Diluted	$1.96	$1.97	$0.22	$6.35	$1.95

Dividends declared per common share	$0.65	$0.60	$0.60	$2.85	$3.05

Weighted average common shares outstanding
Basic	15,921	15,879	15,105	15,767	14,895
Diluted	17,769	17,633	17,256	17,636	17,176

Piper Sandler Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2024	2024	2023	2024	2023
Adjusted revenues
Investment banking	$241,470	$259,782	$211,666	$731,775	$580,037
Institutional brokerage	100,934	91,737	90,493	284,113	274,644
Interest income	7,831	6,676	6,980	22,813	19,421
Investment income/(loss)	2,965	180	(2,010)	8,162	1,617
Adjusted total revenues	353,200	358,375	307,129	1,046,863	875,719
Interest expense	1,356	1,665	921	4,404	2,915
Adjusted net revenues (2)	351,844	356,710	306,208	1,042,459	872,804

Adjusted operating expenses
Adjusted compensation and benefits (3)	219,903	224,370	195,724	654,971	555,832
Adjusted non-compensation expenses (4)	67,160	70,746	63,760	205,167	203,096
Adjusted total operating expenses (5)	287,063	295,116	259,484	860,138	758,928

Adjusted operating income (6)	64,781	61,594	46,724	182,321	113,876
Interest expense on long-term financing	—	—	1,625	—	4,875
Adjusted income before adjusted income tax expense (7)	64,781	61,594	45,099	182,321	109,001
Adjusted income tax expense (8)	18,519	16,373	13,622	40,854	14,982
Adjusted net income (9)	$46,262	$45,221	$31,477	$141,467	$94,019

Adjusted earnings per diluted common share (10)	$2.57	$2.52	$1.76	$7.88	$5.24

Adjusted weighted average diluted common shares outstanding (11)	18,009	17,960	17,929	17,963	17,940

Adjusted ratios and margin
Adjusted compensation ratio (12)	62.5%	62.9%	63.9%	62.8%	63.7%
Adjusted non-compensation ratio (13)	19.1%	19.8%	20.8%	19.7%	23.3%
Adjusted operating margin (14)	18.4%	17.3%	15.3%	17.5%	13.0%
Adjusted effective tax rate (15)	28.6%	26.6%	30.2%	22.4%	13.7%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2024	2024	2023	2024	2023
Net revenues:
Net revenues – U.S. GAAP basis	$359,572	$339,179	$289,485	$1,041,807	$876,116
Adjustments:
Investment (income)/loss related to noncontrolling interests (16)	(7,728)	17,531	15,098	652	(8,187)
Interest expense on long-term financing	—	—	1,625	—	4,875
Adjusted net revenues	$351,844	$356,710	$306,208	$1,042,459	$872,804

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$231,014	$234,709	$207,282	$688,169	$595,880
Adjustment:
Compensation from acquisition-related agreements	(11,111)	(10,339)	(11,558)	(33,198)	(40,048)
Adjusted compensation and benefits	$219,903	$224,370	$195,724	$654,971	$555,832

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$72,943	$76,224	$85,653	$217,355	$243,496
Adjustments:
Non-compensation expenses related to noncontrolling interests (16)	(2,127)	(2,272)	(2,457)	(6,465)	(7,253)
Restructuring and integration costs	(775)	(977)	—	(1,752)	(3,903)
Amortization of intangible assets related to acquisitions	(2,572)	(2,361)	(4,833)	(7,294)	(14,641)
Non-compensation expenses from acquisition-related agreements	(309)	—	1,760	(309)	1,760
Non-compensation expenses from regulatory settlements	—	132	(16,363)	3,632	(16,363)
Adjusted non-compensation expenses	$67,160	$70,746	$63,760	$205,167	$203,096

Income/(loss) before income tax expense:
Income/(loss) before income tax expense – U.S. GAAP basis	$55,615	$28,246	$(3,450)	$136,283	$36,740
Adjustments:
Investment (income)/loss related to noncontrolling interests (16)	(7,728)	17,531	15,098	652	(8,187)
Interest expense on long-term financing	—	—	1,625	—	4,875
Non-compensation expenses related to noncontrolling interests (16)	2,127	2,272	2,457	6,465	7,253
Compensation from acquisition-related agreements	11,111	10,339	11,558	33,198	40,048
Restructuring and integration costs	775	977	—	1,752	3,903
Amortization of intangible assets related to acquisitions	2,572	2,361	4,833	7,294	14,641
Non-compensation expenses from acquisition-related agreements	309	—	(1,760)	309	(1,760)
Non-compensation expenses from regulatory settlements	—	(132)	16,363	(3,632)	16,363
Adjusted operating income	$64,781	$61,594	$46,724	$182,321	$113,876
Interest expense on long-term financing	—	—	(1,625)	—	(4,875)
Adjusted income before adjusted income tax expense	$64,781	$61,594	$45,099	$182,321	$109,001

Continued on next page

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2024	2024	2023	2024	2023
Income tax expense:
Income tax expense – U.S. GAAP basis	$15,225	$13,276	$10,227	$31,345	$2,340
Tax effect of adjustments:
Compensation from acquisition-related agreements	2,325	2,114	2,250	6,931	7,960
Restructuring and integration costs	205	259	—	464	1,007
Amortization of intangible assets related to acquisitions	682	626	1,247	1,934	3,777
Non-compensation expenses from acquisition-related agreements	82	—	(454)	82	(454)
Non-compensation expenses from regulatory settlements	—	98	352	98	352
Adjusted income tax expense	$18,519	$16,373	$13,622	$40,854	$14,982

Net income attributable to Piper Sandler Companies:
Net income attributable to Piper Sandler Companies – U.S. GAAP basis	$34,789	$34,773	$3,878	$112,055	$33,466
Adjustments:
Compensation from acquisition-related agreements	8,786	8,225	9,308	26,267	32,088
Restructuring and integration costs	570	718	—	1,288	2,896
Amortization of intangible assets related to acquisitions	1,890	1,735	3,586	5,360	10,864
Non-compensation expenses from acquisition-related agreements	227	—	(1,306)	227	(1,306)
Non-compensation expenses from regulatory settlements	—	(230)	16,011	(3,730)	16,011
Adjusted net income	$46,262	$45,221	$31,477	$141,467	$94,019

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$1.96	$1.97	$0.22	$6.35	$1.95
Adjustment for inclusion of unvested acquisition-related stock	(0.03)	(0.05)	(0.06)	(0.14)	(0.23)
	$1.93	$1.92	$0.16	$6.21	$1.72
Adjustments:
Compensation from acquisition-related agreements	0.49	0.47	0.54	1.49	1.87
Restructuring and integration costs	0.03	0.04	—	0.07	0.17
Amortization of intangible assets related to acquisitions	0.11	0.10	0.21	0.31	0.63
Non-compensation expenses from acquisition-related agreements	0.01	—	(0.08)	0.01	(0.08)
Non-compensation expenses from regulatory settlements	—	(0.01)	0.93	(0.21)	0.93
Adjusted earnings per diluted common share	$2.57	$2.52	$1.76	$7.88	$5.24

Weighted average diluted common shares outstanding:
Weighted average diluted common shares outstanding – U.S. GAAP basis	17,769	17,633	17,256	17,636	17,176
Adjustment:
Unvested acquisition-related restricted stock with service conditions	240	327	673	327	764
Adjusted weighted average diluted common shares outstanding	18,009	17,960	17,929	17,963	17,940
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Sandler Companies
Notes to Non-GAAP Financial Schedules
(1)Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(2)A non-GAAP measure which excludes (a) investment (income)/loss related to noncontrolling interests (see (16) below) and (b) interest expense on long-term financing.
(3)A non-GAAP measure which excludes compensation expenses from acquisition-related agreements.
(4)A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (16) below), (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions, (d) non-compensation expenses from acquisition-related agreements and (e) non-compensation expenses from regulatory settlements with the Securities and Exchange Commission (SEC) and the Commodity Futures Trading Commission (CFTC).
(5)A non-GAAP measure which is computed as the summation of adjusted compensation and benefits and adjusted non-compensation expenses (see (3) and (4) above).
(6)A non-GAAP measure which excludes (a) investment (income)/loss and non-compensation expenses related to noncontrolling interests (see (16) below), (b) interest expense on long-term financing, (c) compensation and non-compensation expenses from acquisition-related agreements, (d) restructuring and integration costs related to acquisitions and/or headcount reductions, (e) amortization of intangible assets related to acquisitions and (f) non-compensation expenses from regulatory settlements with the SEC and CFTC.
(7)A non-GAAP measure which excludes (a) investment (income)/loss and non-compensation expenses related to noncontrolling interests (see (16) below), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs related to acquisitions and/or headcount reductions, (d) amortization of intangible assets related to acquisitions and (e) non-compensation expenses from regulatory settlements with the SEC and CFTC.
(8)A non-GAAP measure which includes the income tax effect of the adjustments for (a) compensation and non-compensation expenses from acquisition-related agreements, (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions and (d) non-compensation expenses from regulatory settlements with the SEC and CFTC.
(9)A non-GAAP measure which represents net income attributable to Piper Sandler Companies adjusted for (a) the exclusion of compensation and non-compensation expenses from acquisition-related agreements, (b) the exclusion of restructuring and integration costs related to acquisitions and/or headcount reductions, (c) the exclusion of amortization of intangible assets related to acquisitions, (d) the exclusion of non-compensation expenses from regulatory settlements with the SEC and CFTC and (e) the income tax impact allocated to the adjustments.
(10)A non-GAAP measure which is computed based on a quotient of which the numerator is adjusted net income and the denominator is adjusted weighted average diluted common shares outstanding.
(11)A non-GAAP measure which assumes the vesting of restricted stock with service conditions granted pursuant to all acquisitions since January 1, 2020.
(12)A non-GAAP measure which represents adjusted compensation and benefits expenses as a percentage of adjusted net revenues.
(13)A non-GAAP measure which represents adjusted non-compensation expenses as a percentage of adjusted net revenues.
(14)A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenues.
(15)A non-GAAP measure which represents adjusted income tax expense as a percentage of adjusted income before adjusted income tax expense.
(16)Noncontrolling interests include investment income/(loss) and non-compensation expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.